EXHIBIT E - Enron subsidiaries that have been
                dissolved or sold since December 31, 2004, as of
                                  May 24, 2005

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   ID No                          Entity                          Status
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          1 Bentley Energy Services, Inc.                       Dissolved
          2 Blackbird 2 LLC                                     Dissolved
          3 Brazil Energy Investments Ltd.                      Dissolved
          4 Clickpaper.com, L.L.C.                              Dissolved
          5 DealBench L.L.C.                                    Dissolved
          6 Duck Lake International A.V.V.                      Dissolved
          7 EBS Braveheart, L.L.C.                              Dissolved
          8 EBS Global Cable and Satellite, Inc.                Dissolved
          9 Ecogas Corporation                                  Dissolved
         10 ECT Cayman Reserve 9 Ltd.                           Dissolved
         11 EGEP China Company                                  Dissolved
         12 ENA CLO I Holding Company GP L.L.C.                 Dissolved
         13 ENA CLO I Holding Company II L.P.                   Dissolved
         14 Enron Australia Energy Holdings Ltd.                Dissolved
         15 Enron Australia Energy Investments LLC              Dissolved
         16 Enron Brazil Power Investments XII Ltd.             Dissolved
         17 Enron Capital & Trade Global Resources Corp.        Dissolved
         18 Enron Capital Trust III                             Dissolved
         19 Enron Caribbean Holdings Ltd.                       Dissolved
         20 Enron Colombia Power Marketing Holding Ltd.         Dissolved
         21 Enron Corp. Political Action Committee, Inc.        Dissolved
         22 Enron Cuiaba Pipeline Services L.L.C.               Dissolved
         23 Enron Cuiaba Services L.L.C.                        Dissolved
         24 Enron Cushing Oil Marketing, Inc.                   Dissolved
         25 Enron do Brazil Investments Ltd.                    Dissolved
         26 Enron Ecogas Holdings LLC                           Dissolved
         27 Enron Field Services Corp.                          Dissolved
         28 Enron International (Philippines) Ltd.              Dissolved
         29 Enron International Chengdu Power Ltd.              Dissolved
         30 Enron International Philippines Holdings Ltd.       Dissolved
         31 Enron International Philippines Investments Ltd.    Dissolved
         32 Enron Latvia Development Ltd.                       Dissolved
         33 Enron Latvia Holdings                               Dissolved
         34 Enron Latvia Investments                            Dissolved
         35 Enron McCommas Bluff LLC                            Dissolved
         36 Enron MW, L.L.C.                                    Dissolved
         37 Enron South America Turbine LLC                     Dissolved
         38 Enron Wind EXPAT LLC                                Dissolved
         39 EnSerCo, L.L.C.                                     Dissolved
         40 JEDI Hydrocarbon Investments III, L.L.C.            Dissolved
         41 JEDI SPV I, L.L.C.                                  Dissolved
         42 LFT Power II, LLC                                   Dissolved
         43 Mangas Corp.                                        Dissolved
         44 McGarret XIV, L.L.C.                                Dissolved
         45 MEGS, L.L.C.                                        Dissolved
         46 Merlin Acquisition L.P.                             Dissolved


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         47 Pelican Bidder Cayman Limited                       Dissolved
         48 Purple Martin, LLC                                  Dissolved
         49 Roseville Energy Facility, L.L.C.                   Dissolved
         50 SE Raven L.P.                                       Dissolved
         51 TCTJB X, LLC                                        Dissolved
         52 Tularosa LLC                                        Dissolved
         53 Zond Cayman Corporation                             Dissolved
         54 Zond Iowa Development LLC                           Dissolved
         55 Enron Bahamas Co. Ltd.                              Dissolved
         56 Enron Bahamas LNG Holding, Ltd.                     Dissolved
         57 Enron Bahamas LNG Ltd.                              Dissolved
         58 Enron Capital LLC                                   Dissolved
         59 Enron Power B.V.                                    Dissolved
         60 Enron Wind Denmark ApS                              Dissolved
         61 Clean Energy Solutions L.L.C.                       Sold
         62 Generacion Mediterranea, S.A.                       Sold
         63 PCDI Oconto Falls Tissue, LLC                       Sold